UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 13, 2021, Heron Therapeutics, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration has approved ZYNRELEFTM (bupivacaine and meloxicam) extended-release solution for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty, as described in the press release furnished herewith as Exhibit 99.1.

A copy of presentation materials, all or a part of which may be used by the Company in investor or scientific presentations from time to time, is furnished as Exhibit 99.2 hereto. The attached materials have also been posted on the Company’s website at www.herontx.com. The Company does not undertake any obligation to update this presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 13, 2021
99.2	Corporate Presentation, dated May 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: May 13, 2021	/s/ David Szekeres
David Szekeres Executive Vice President, Chief Operating Officer